SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  March 5, 1998
                (Date of Report, date of earliest event reported)

                               TREMONT CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                 1-10126                                     76-0262791

(State or other      (Commission                                   (IRS Employer
Jurisdiction of      File Number)                                Identification
incorporation)                                                        Number)

                   1999 Broadway, Suite 4300, Denver, CO 80202

               (Address of principal executive offices) (Zip Code)


                              (303) 296-5600

              (Registrant's telephone number, including area code)


                            Not Applicable

             (Former name or address, if changed since last report)



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Item 5.  Other Events

         On March 5, 1998, the Registrant and Valhi, Inc. executed and filed with the court a proposed settlement to the previously reported stockholder derivative action (Kahn v. Tremont Corporation, et al.) pending in the Delaware Court of Chancery. The settlement, which is subject to court approval and completion of court proceedings, revises certain provisions of the agreement in principal previously announced.

         The litigation arose out of the 1991 sale by Valhi of approximately 15% of NL Industries' outstanding common stock to the Registrant. Under the stipulation of setttlement, Valhi has agreed to transfer to the Registrant 1.2 million shares of NL common stock, subject to adjustment depending on the average sales price of the shares during a fifteen trading day period ending five trading days prior to the transfer, up to a maximum of 1.4 million shares and down to a minimum of 1 million shares. Valhi has the option, in lieu of transferring the shares, to transfer cash or cash equivalents equal to the product of the number of shares that would otherwise have been transferred to the Registrant times the average price. If approved by the court, the transfer of shares or cash is expected to occur in the second or third quarter of 1998. Pursuant to the agreement and subject to court approval, the Registrant will reimburse plaintiffs for attorneys' fees of up to $5 million and related costs.

         The foregoing summary of the stipulation of settlement is qualified in its entirety by reference to the form of the stipulation filed as Exhibit 99.1 to this Current Report on Form 8-K.

         The Registrant previously stated that Valhi and the Registrant had settled in order to avoid the burden and expense of further litigation. The Registrant continues to believe that neither the Registrant nor any of its directors engaged in any wrongdoing associated with the transaction in question.

         If Valhi elects to transfer shares in the settlement, the transfer will result in the Registrant holding approximately 20% of NL's outstanding common stock.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

         Item No.                           Exhibit List

          99.1 Stipulation of Settlement, dated March 5, 1998, among the parties to Kahn
                                    v. Tremont  Corporation  et al.
                                   (No.  12339),  pending in the Delaware
                                   Chancery Court, incoporated by reference to
                                   Exhibit 5 to Amendment 57 to the Statement on
                                   Schedule 13D filed with the Securities and Exchange Commission by Valhi, Inc.and certain other persons on March 9, 1998.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



TREMONT CORPORATION (Registrant) By: /s/ Robert E. Musgraves Robert E. Musgraves Vice President, General Counsel and Secretary




Date: March 9, 1998



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                                  EXHIBIT INDEX


Item No.                                    Exhibit List

99.1 Stipulation of Settlement,  dated March 5, 1998,  among the parties to Kahn
     v. Tremont Corporation et al. (No. 12339), pending in the Delaware Chancery Court, incoporated by reference to Exhibit 5 to Amendment 57 to the Statement on Schedule 13D filed with the Securities and Exchange Commission by Valhi, Inc. and certain other persons on March 9, 1998.